SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 17, 2002	Commission file number 1-5805

J.P. MORGAN CHASE & CO (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	13-2624428 (I.R.S. Employer Identification No.)

270 Park Avenue, New York, NY (Address of principal executive offices)	10017 (Zip Code)

(Registrant's telephone number, including area code) (212) 270-6000

Item 5. Other Events

On September 17, 2002, the Board of Directors of J.P. Morgan Chase & Co. (NYSE: JPM) declared a quarterly dividend of $0.34 per share on the outstanding shares of the company's common stock. The dividend is payable on October 31, 2002 to shareholders of record at the close of business on October 5, 2002. The Board expressed its intent to continue the current dividend level, provided that capital ratios remain strong and earnings prospects exceed the current dividend.

JPMorgan Chase also stated that it expects third quarter earnings to be well below second quarter 2002 operating earnings of $0.58 per common share. The anticipated decline is primarily a result of high commercial credit costs concentrated in the telecom and cable sectors, and a weak trading performance.

Commercial credit costs are expected to be approximately $1.4 billion in the quarter, up from $302 million in the second quarter of 2002. The anticipated increase includes significantly higher charge-offs, and a provision in excess of charge-offs, related to the commercial portfolio. Commercial nonperforming assets are expected to increase by approximately $1 billion. These developments primarily reflect adverse actions during the quarter by several firms in the telecom and cable sectors, and a more negative view of the outlook for other firms in these sectors. The credit quality of the remainder of the portfolio has not changed significantly since December 31, 2001.

Total trading revenues (including trading-related NII) in the Investment Bank were approximately $0.1 billion for the first two months of the quarter, compared with trading revenues (including trading-related NII) of $1.1 billion for the full 2002 second quarter. Trading revenues declined significantly due to less favorable results from trading positions in a challenging market environment, as well as the seasonal slowdown in client flow. Partially offsetting the lower trading revenues were investment securities gains of $0.3 billion for the two months, reflecting securities sold in connection with the JPMorgan Chase's overall interest rate management activities.

A copy of JPMorgan Chase's press release is attached as an exhibit hereto. That press release may contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase's management and are subject to significant risks and uncertainties. Results may differ from those set forth in the forward-looking statements. Such risks and uncertainties are described in the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002 and March 31, 2002 and in the Annual Report on Form 10-K for the year ended December 31, 2001 of J.P. Morgan Chase & Co., each filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site, www.sec.gov, to which reference is hereby made.

Item 7. Financial Statements, Pro forma Financial Information and Exhibits
Exhibit Number	Description
99.1	Press Release dated September 17, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN CHASE & CO. (Registrant)

By /s/Marc J. Shapiro Marc J. Shapiro Vice Chairman, Finance, Risk Management and Administration

Dated: September 17, 2002

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press Release	5

EXHIBIT 99.1

JPMORGAN CHASE DECLARES REGULAR QUARTERLY DIVIDEND;

COMPANY ALSO ANNOUNCES THIRD QUARTER 2002 EARNINGS

TO BE WELL BELOW SECOND QUARTER 2002

New York, September 17, 2002 --- The Board of Directors of J.P. Morgan Chase & Co. (NYSE: JPM) today declared a quarterly dividend of $0.34 per share on the outstanding shares of the company's common stock. The dividend is payable on October 31, 2002 to shareholders of record at the close of business on October 5, 2002. The Board expressed its intent to continue the current dividend level, provided that capital ratios remain strong and earnings prospects exceed the current dividend.

The company also stated that it expects third quarter earnings to be well below second quarter 2002 operating earnings of $0.58 per common share. The anticipated decline is primarily a result of high commercial credit costs concentrated in the telecom and cable sectors, and a weak trading performance.

"We are very disappointed with these results," said William B. Harrison, Jr., Chairman and Chief Executive Officer. "As much as we have focused on reducing credit portfolio concentrations in recent years, it is clear that further reductions are necessary, and we will continue to address that issue as an integral part of our credit policies. Additionally, the company will continue to focus on managing expenses to adapt to current market opportunities."

Commercial credit costs are expected to be approximately $1.4 billion in the quarter, up from $302 million in the second quarter of 2002. The anticipated increase includes significantly higher charge-offs, and a provision in excess of charge-offs, related to the commercial portfolio. Commercial nonperforming assets are expected to increase by approximately $1 billion. These developments primarily reflect adverse actions during the quarter by several firms in the telecom and cable sectors, and a more negative view of the outlook for other firms in these sectors. The credit quality of the remainder of the portfolio has not changed significantly since December 31, 2001.

Total trading revenues (including trading-related NII) in the Investment Bank were approximately $0.1 billion for the first two months of the quarter, compared with trading revenues (including trading-related NII) of $1.1 billion for the full 2002 second quarter. Trading revenues declined significantly due to less favorable results from trading positions in a challenging market environment, as well as the seasonal slowdown in client flow. Partially offsetting the lower trading revenues were investment securities gains of $0.3 billion for the two months, reflecting securities sold in connection with the company's overall interest rate management activities.

JPMorgan Chase will hold a conference call for the investment community at 5:15 p.m. today to discuss these announcements. Persons interested in listening to the call may dial in at (973) 582-2710. A live audio webcast will also be available on www.jpmorganchase.com. A replay of the call will be available from 7:30 p.m. (Eastern Daylight Time) on September 17 until 6:00 p.m. (Eastern Daylight Time) on September 24 by telephone at (973) 341-3080, Pin # 3497697. The replay will also be available on www.jpmorganchase.com.

J.P. Morgan Chase & Co. is a leading global financial services firm with assets of $741 billion and operations in more than 50 countries. With relationships with over 99% of the Fortune 1000 companies, the firm is a leader in investment banking, asset management, private banking, private equity, custody and transaction services, and retail and middle market financial services. A component of the Dow Jones Industrial Average, JPMorgan Chase is headquartered in New York and serves more than 30 million consumer customers and the world's most prominent corporate, institutional and government clients. Information about JPMorgan Chase is available on the internet at www.jpmorganchase.com.

This press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase's management and are subject to significant risks and uncertainties. These risks and uncertainties could cause our results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties are described in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002 and March 31, 2002 and in the 2001 Annual Report on Form 10-K, each filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov), to which reference is hereby made.